Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260020, 333-266413, 333-263861 and 333-270952 on Form S-8 and Registration Statement No. 333-258942 on Form S-3 of our report dated April 1, 2024, relating to the consolidated financial statements of Doma Holdings, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K for the year ending December 31, 2023.

/s/ Deloitte & Touche LLP

Miami, Florida

April 1, 2024